Exhibit 1.1

General Motors Financial Company, Inc.

$500,000,000

Floating Rate Senior Notes due 2022

$1,250,000,000

3.450% Senior Notes due 2022

$750,000,000

4.350% Senior Notes due 2027

UNDERWRITING AGREEMENT

January 11, 2017

CREDIT AGRICOLE SECURITIES (USA) INC.

DEUTSCHE BANK SECURITIES INC.

GOLDMAN, SACHS & CO.

RBC CAPITAL MARKETS, LLC

SCOTIA CAPITAL (USA) INC.

WELLS FARGO SECURITIES, LLC

as Representatives of the several Underwriters

listed in Schedule A hereto

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Dear Ladies and Gentlemen:

1. Introductory. General Motors Financial Company, Inc., a Texas corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule A (the “Underwriters”) $500,000,000 aggregate principal amount of its Floating Rate Senior Notes due 2022 (the “Floating Rate Notes”), $1,250,000,000 aggregate principal amount of its 3.450% Senior Notes due 2022 (the “2022 Notes”) and $750,000,000 aggregate principal amount of its 4.350% Senior Notes due 2027 (the “2027 Notes” and, together with the Floating Rate Notes and the 2022 Notes, the “Offered Securities”) to be issued under an indenture dated October 13, 2015 (as hereinafter defined) (the “Base Indenture”), as supplemented by a supplemental indenture relating to the Floating Rate Notes, a supplemental indenture relating to the 2022 Notes and a supplemental indenture relating to the 2027 Notes, each to be dated as of the Closing Date (collectively, the “Supplemental Indentures,” and the Base Indenture as supplemented by the Supplemental Indentures, the “Indenture”), each among the Company, the Guarantor (as defined below) and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Offered Securities will be fully and unconditionally guaranteed (the “Guarantee”) as to payment of principal, interest and premium, on an unsecured senior basis, by AmeriCredit Financial Services, Inc., a Delaware corporation (the “Guarantor”). Credit Agricole Securities (USA) Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co., RBC Capital Markets, LLC, Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC are sometimes referred to collectively herein as the “Representatives.”

No holders of securities of the Company have rights to the registration of such securities under the Registration Statement (as defined below) or any other registration statement.

The Company and the Guarantor hereby agree with the several Underwriters as follows:

2. Representations and Warranties of the Company and the Guarantor. The Company and the Guarantor, jointly and severally, represent and warrant to, and agree with, the several Underwriters that:

(a) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-206678), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Offered Securities. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B or 430C under the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.” Any preliminary prospectus supplement relating to the Offered Securities that is filed with the Commission pursuant to Rule 424(b), together with the Base Prospectus, is hereafter called a “Preliminary Prospectus.” The term “Prospectus” shall mean the final prospectus supplement relating to the Offered Securities dated January 11, 2017 that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto, including the Base Prospectus. Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.

(b) The Company and the offering of the Offered Securities each meet the requirements for use of Form S-3 under the Securities Act. The Registration Statement became effective with the Commission under the Securities Act on August 31, 2015. No stop order suspending the effectiveness of the Registration Statement is in effect, the Commission has not issued any order or notice preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus and no proceedings for such purpose or pursuant to Section 8A of the Securities Act have been instituted or are pending or, to the best knowledge of the Company and the Guarantor, are contemplated or threatened by the Commission.

(c) The term “General Disclosure Package” shall mean (i) the Preliminary Prospectus dated January 11, 2017, as amended or supplemented as of the Applicable Time (as hereinafter defined),

(ii) any Issuer Free Writing Communication (as hereinafter defined), (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the General Disclosure Package and (iv) the final term sheet, which also shall be identified in Schedule B hereto. “Applicable Time” means 5:30 p.m. (New York City time) on the date of this Agreement. Each Preliminary Prospectus and the Prospectus when filed complied in all material respects with the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at each time of effectiveness, at the date hereof and at the Closing Date, complied and will comply in all material respects with the Securities Act. Neither the Registration Statement nor any amendment thereto, as of its date did not and on the Closing Date will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. Each of the Preliminary Prospectus, as of its date did not, and the Prospectus, on the date of this Agreement and on the Closing Date will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Applicable Time neither (i) the General Disclosure Package, nor (ii) any individual Supplemental Marketing Material (as hereinafter defined), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding two sentences do not apply to statements in or omissions from the Preliminary Prospectus, the Prospectus, the General Disclosure Package or any Supplemental Marketing Material based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 6(b) hereof. The Company’s Annual Report on Form 10-K most recently filed with the Commission and all subsequent reports (collectively, the “Exchange Act Reports”) which have been filed by the Company with the Commission, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder. Any further documents filed and incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission will conform in all material respects to the requirements of the Exchange Act.

“Free Writing Communication” means a written communication (as such term is defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Offered Securities and is made by means other than the Preliminary Prospectus or the Prospectus. “Issuer Free Writing Communication” means a Free Writing Communication prepared by or on behalf of the Company, used or referred to by the Company or containing a description of the final terms of the Offered Securities or of their offering. “Supplemental Marketing Material” means an Issuer Free Writing Communication other than any Issuer Free Writing Communication specified in Schedule B to this Agreement.

(d) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Offered Securities in reliance on the exemption in Rule 163 and (iv) at time of execution of this Agreement, the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Offered Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(e) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Offered Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

(f) The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or 15(d) of the Exchange Act.

(g) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor and constitutes a valid and legally binding agreement of the Company and the Guarantor enforceable against the Company and the Guarantor in accordance with its terms, subject to the qualification that the enforceability of the obligations of the Company and the Guarantor thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles.

(h) The Base Indenture has been duly and validly authorized, executed and delivered by the Company and the Guarantor, and assuming due authorization, execution and delivery by the Trustee, constitutes the valid and binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, subject to the qualification that the enforceability of the Company’s and the Guarantor’s obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles; each of the Supplemental Indentures has been duly and validly authorized by the Company and the Guarantor, and upon execution and delivery of each of the Supplemental Indentures and, assuming due authorization, execution and delivery by the Trustee, the Indenture will constitute the valid and binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, subject to the qualification that the enforceability of the Company’s and the Guarantor’s obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles; and the Indenture is qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”), and complies with the 1939 Act and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(i) The Offered Securities have been duly and validly authorized by the Company and when duly executed by the Company in accordance with the terms of the Indenture and, assuming due authentication of the Offered Securities by the Trustee, upon delivery to the Underwriters against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, subject to the qualification that the enforceability of the Company’s obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles.

(j) The Guarantee has been duly and validly authorized by the Guarantor and when duly executed and delivered by the Guarantor in accordance with the terms of the Indenture and upon the due execution, authentication and delivery of the Offered Securities in accordance with the Indenture and upon delivery to the Underwriters against payment therefor in accordance with the terms hereof, will constitute a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to the qualification that the enforceability of the Guarantor’s obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles.

(k) There are no consents, waivers and amendments required under the terms of any existing Permitted Receivables Financing, any existing indebtedness of any Receivables Entity, any existing Bank Lines, any existing Residual Funding Facility or any existing Credit Enhancement Agreements (each, as defined in the General Disclosure Package and the Prospectus) necessary to ensure that the execution and delivery of, and the performance of all of the transactions contemplated by, this Agreement, the Offered Securities, the Guarantees and the Indenture (the Offered Securities, the Guarantees and the Indenture are collectively called the “Operative Documents”) will not conflict with or constitute a breach of, or a default under, any existing Permitted Receivables Financing, any existing indebtedness of any Receivables Entity, any existing Bank Lines, any existing Residual Funding Facility or any existing Credit Enhancement Agreement.

(l) The Company had, as of the date set forth herein, an authorized capitalization as set forth in each of the General Disclosure Package and the Prospectus under the “Actual” column under the heading “Capitalization.”

(m) Each of the Company’s subsidiaries that constitutes a “significant subsidiary” within the meaning of Rule 1-02 of Regulation S-X under the Securities Act as of the date of this Agreement is listed on Exhibit A (collectively, the “Subsidiaries”).

(n) The Company is a corporation duly incorporated and validly existing and in good standing under the laws of Texas with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or to be in good standing does not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole (a “Material Adverse Effect”).

(o) Neither the Company nor any of the Subsidiaries owns capital stock of any material corporation or material entity (excluding interests in Receivables Entities (as defined in the General Disclosure Package and the Prospectus)) other than the Subsidiaries and SAIC-GMAC Automotive Finance Company Limited. Each of the Subsidiaries is a corporation, trust, limited partnership or limited liability company duly incorporated or formed and validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, with all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or be in good standing does not have a Material Adverse Effect. All the outstanding shares of capital stock or beneficial interests of each of the Subsidiaries that is a corporate entity, all of the limited partnership interests of each of the Subsidiaries that is a limited partnership and all of the membership interests in each of the Subsidiaries that is a limited liability company have been duly authorized and validly issued, are fully paid and nonassessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares), and free and clear of any lien, adverse claim, security interest, equity or other encumbrance, except as set forth in the General Disclosure Package and except for Permitted Liens, as defined in the General Disclosure Package.

(p) There are no legal or governmental proceedings pending or, to the knowledge of the Company or the Guarantor, threatened, against the Company or any of the Subsidiaries or to which the

Company or any of the Subsidiaries or to which any of their respective properties, is subject, that are not disclosed in the General Disclosure Package and which, if adversely decided, are reasonably likely to cause a Material Adverse Effect or to materially affect the issuance of the Offered Securities or the consummation of the other transactions contemplated by the Operative Documents. The General Disclosure Package contains accurate summaries of all agreements, contracts, indentures, leases or other instruments that are material to the Company and the Subsidiaries taken as a whole or otherwise summarized therein. Neither the Company nor any of the Subsidiaries is involved in any strike, job action or labor dispute with any group of employees, and, to the Company’s knowledge, no such action or dispute is threatened, which is reasonably likely to cause a Material Adverse Effect.

(q) Neither the Company nor any of the Subsidiaries is (i) in violation of its certificate or articles of incorporation or by-laws or other organizational documents, (ii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or (iii) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except in the case of clause (i) with respect to the Subsidiaries (other than the Guarantor), clause (ii) and clause (iii) for any violations or defaults which, singly or in the aggregate would not have a Material Adverse Effect and except as may be disclosed in the General Disclosure Package.

(r) None of the issuance, offer or sale of the Offered Securities, the execution, delivery or performance by the Company and the Guarantor of this Agreement or the other Operative Documents, compliance by the Company and the Guarantor with the provisions hereof or thereof nor consummation by the Company and the Guarantor of the transactions contemplated hereby or thereby (i) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except, as of the date of this Agreement, such as may be required in compliance with the securities or Blue Sky laws of various jurisdictions), or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or formation or by-laws, or other organizational documents, of the Company or any of the Subsidiaries or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under any agreement, indenture, lease or other instrument that is material to the Company and the Subsidiaries taken as a whole and to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

(s) Deloitte & Touche LLP, which has certified the financial statements of the Company incorporated by reference in the Preliminary Prospectus and the General Disclosure Package and to be incorporated by reference in the Prospectus, is an independent registered public accounting firm within the meaning of the Securities Act and the applicable published rules and regulations adopted thereunder and by the Public Company Accounting Oversight Board at all times such independence was required.

(t) The financial statements, together with the related notes forming part of the General Disclosure Package, present fairly in all material respects the consolidated financial position, results of operations, shareholders’ equity and cash flows of the Company and the Subsidiaries on the basis stated

in the General Disclosure Package at the respective dates or for the respective periods to which they apply; such statements and related notes have been prepared in accordance with the requirements of the Securities Act and the Exchange Act, as applicable, and in accordance with generally accepted accounting principles (“GAAP”) consistently applied throughout the periods involved, except as disclosed therein, and meet the requirements of Regulation S-X under the Securities Act for registration statements on Form S-3; and the other financial and statistical information and data set forth in the General Disclosure Package is accurately presented and, to the extent such information and data is derived from the financial books and records of the Company, is prepared on a basis consistent with such financial statements and the books and records of the Company. The pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the General Disclosure Package and the Prospectus. The interactive data in eXtensible Business Reporting Language incorporated by reference in the General Disclosure Package fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(u) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Offered Securities by the Company or the Guarantee by the Guarantor.

(v) The Company and the Guarantor have all requisite power and authority to execute, deliver and perform their obligations under this Agreement; the execution and delivery of, and the performance by the Company and the Guarantor of their obligations under this Agreement have been duly and validly authorized by the Company and the Guarantor.

(w) Except as disclosed in the General Disclosure Package, subsequent to the date as of which such information is given in the General Disclosure Package, neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, in each case not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, and there has not been any material change in the capital stock, or material increase in the short-term or long-term debt, of the Company or any of the Subsidiaries or any material adverse change, or any development involving or which would reasonably be expected to involve a prospective material adverse change, in the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole.

(x) Except as disclosed in the General Disclosure Package, since the date of the latest audited financial statements included in the General Disclosure Package there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as a whole, and, except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(y) Each of the Company and the Subsidiaries has good and indefeasible title to all property (real and personal) described in the General Disclosure Package as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except such as are described in the General Disclosure Package and all the material property described in the General Disclosure Package as being held under lease by each of the Company and the Subsidiaries is held by it under valid, subsisting and enforceable leases, in each case with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect.

(z) Except as permitted by the Securities Act, the Company and the Guarantor have not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Offered Securities, will not distribute any offering material in connection with the offering and sale of the Offered Securities other than the Preliminary Prospectus, the Prospectus and those communications specified on Schedule B hereto.

(aa) Each of the Company and the Subsidiaries has such permits, licenses, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their respective properties and to conduct their respective businesses in the manner described in the General Disclosure Package, except to the extent that the failure to have such Permits would not have a Material Adverse Effect; the Company and each of the Subsidiaries have fulfilled and performed all their respective material obligations with respect to the Permits except to the extent that the failure to fulfill or perform such obligations would not have a Material Adverse Effect, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the General Disclosure Package and except to the extent that any such revocation or termination would not have a Material Adverse Effect.

(bb) Except as disclosed in the General Disclosure Package, the Company and each of the Subsidiaries have filed all tax returns required to be filed, which returns are true and correct in all material respects, except where the failure to so file such returns or their failure to be true and correct in all material respects would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of the Subsidiaries is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, except where the default in such payment would not, individually or in the aggregate, have a Material Adverse Effect.

(cc) No holder of any security of the Company or any of the Subsidiaries has any right to request or demand registration of shares of common stock or any other security of the Company because of the consummation of the transactions contemplated by this Agreement. Except as described in or contemplated by the General Disclosure Package and except for issuances to the Company’s parent, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any of the Subsidiaries or any security convertible into or exchangeable or exercisable for capital stock of the Company or any of the Subsidiaries.

(dd) The Company or General Motors Company (“GM”) and each of the Subsidiaries owns or possesses all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the General Disclosure Package as being owned by any of them or necessary for the conduct of the respective businesses of the Company and the Subsidiaries with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company, GM and the Subsidiaries with respect to the foregoing that, if such claim or challenge were sustained, would have a Material Adverse Effect.

(ee) Neither the Company nor the Guarantor is and, upon sale of the Offered Securities to be issued and sold thereby in accordance herewith and the application of the net proceeds to the Company of such sale as described in the General Disclosure Package under the caption “Use of Proceeds,” neither will be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(ff) The Company and the Subsidiaries have regular and ongoing regulatory compliance programs and procedures that the Company believes are adequate to ensure that all requirements of applicable federal, state and local laws, and regulations thereunder (including, without limitation, usury laws, the Federal Truth in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Gramm-Leach-Bliley Act, the Servicemembers Civil Relief Act and the Federal Trade Commission Act) with respect to receivables owned and/or serviced by the Company or its Subsidiaries have been complied with in all material respects; and to the Company’s knowledge, all such receivables comply with all such applicable legal and regulatory requirements, other than any non-compliance that is not material to the Company and the Subsidiaries taken as a whole.

(gg) Except as set forth in the General Disclosure Package, the Company maintains (i) a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the requirements of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Securities Act, the Exchange Act, the 1939 Act, the rules and regulations of the Commission, and the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board (collectively, the “Securities Laws”), and are designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes those policies and procedures that (A) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (B) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company, and (C) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the Company’s financial statements, (ii) a system of disclosure controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, which include controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and (iii) any interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Prospectus and the General Disclosure Package fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as set forth in the Exchange Act Reports, the Company has not publicly disclosed or reported to the Board, and within the next 60 days the Company does not reasonably expect to publicly disclose or report to the Board, a significant deficiency, a material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls, or any violation of, or failure to comply with, the Securities Laws.

(hh) On and immediately after the Closing Date, the Company (after giving effect to the issuance of the Offered Securities and the other transactions related thereto as described in each of the General Disclosure Package and the Prospectus) will not be “insolvent,” as such term is defined in Title 11, U.S. Code, and in the debtor and creditor law of the State of New York.

(ii) Neither the Company nor any of its Subsidiaries nor, to the best knowledge of the Company and the Guarantor, any director, officer, agent, employee, controlled affiliate or other person acting on behalf of the Company or any of its Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 (“FCPA”) or the U.K. Bribery Act 2010 (“UK Bribery Act”) or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. To the knowledge of the Company, its controlled affiliates have conducted their businesses on behalf of the Company in compliance with the FCPA and the UK Bribery Act and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(jj) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no material action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(kk) None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or controlled affiliate of the Company or any of its Subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State, the Bureau of Industry and Security of the U.S. Department of Commerce, the United Nations Security Council, the European Union, the United Kingdom (including sanctions administered or enforced by Her Majesty’s Treasury) or other relevant sanctions authority; and the Company (i) will not knowingly directly or indirectly use the proceeds of the offering of the Offered Securities hereunder, or knowingly lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any sanctions administered by the OFAC, the U.S. Department of State, the Bureau of Industry and Security of the U.S. Department of Commerce, the United Nations Security Council, the European Union, the United Kingdom (including sanctions administered or enforced by Her Majesty’s Treasury) or other relevant sanctions authority and (ii) has instituted and maintains policies and procedures that the Company believes are reasonably designed to detect any such use set forth in the immediately preceding clause (i).

(ll) Each Operative Document conforms in all material respects to the description thereof contained in each of the General Disclosure Package and the Prospectus.

(mm) Each of the Company and the Guarantor acknowledge that the Underwriters and, for purposes of the opinions to be delivered to the Underwriters pursuant to Section 5 hereof, counsel for the Company and the Guarantor and counsel for the Underwriters, will rely upon the accuracy and truth of the foregoing representations as to matters of fact and each of the Company and the Guarantor hereby consent to such reliance.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, (i) with respect to the Floating Rate Notes, at a purchase price of 99.650%

of the principal amount thereof plus accrued interest, if any, from January 17, 2017 to the Closing Date, the respective principal amounts of the Floating Rate Notes set forth opposite the names of the several Underwriters on Schedule A hereto, (ii) with respect to the 2022 Notes, at a purchase price of 99.518% of the principal amount thereof plus accrued interest, if any, from January 17, 2017 to the Closing Date, the respective principal amounts of the 2022 Notes set forth opposite the names of the several Underwriters on Schedule A hereto and (iii) with respect to the 2027 Notes, at a purchase price of 99.405% of the principal amount thereof plus accrued interest, if any, from January 17, 2017 to the Closing Date, the respective principal amounts of the 2027 Notes set forth opposite the names of the several Underwriters on Schedule A hereto.

The Company will deliver the Offered Securities to the Representatives for the accounts of the Underwriters in the form of one or more permanent global securities in definitive form (the “Offered Global Securities”) deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC, against payment of the purchase price. Interests in any permanent global securities will be held only in book-entry form through DTC, except in the limited circumstances described in the General Disclosure Package. Payment for the Offered Securities shall be made by the Underwriters in Federal (same day) funds by official check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company at the office of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, at 9:00 A.M. (New York time), on January 17, 2017 or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “Closing Date,” against delivery to the Trustee as custodian for DTC of the Offered Global Securities representing all of the Offered Securities. The Offered Global Securities will be made available for checking at the above office of Davis Polk & Wardwell LLP at least 24 hours prior to the Closing Date.

4. Certain Agreements of the Company and the Guarantor. The Company and the Guarantor agree with the several Underwriters that:

(a) The Company will advise the Representatives promptly of any proposal to amend or supplement the Preliminary Prospectus, the General Disclosure Package or the Prospectus and will not effect such amendment or supplementation without the Representatives’ consent (which consent shall not be unreasonably withheld). If, at any time prior to the completion of the resale of the Offered Securities by the Underwriters, any event occurs as a result of which the Preliminary Prospectus, the Prospectus or the General Disclosure Package or any Supplemental Marketing Material would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company promptly will notify the Representatives of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission. Neither the Representatives’ consent to, nor the Underwriters’ delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

(b) Prior to the termination of the offering of the Offered Securities, the Company will not file any amendment to the Registration Statement or supplement (including the Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives, such approval not to be unreasonably withheld, with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Offered Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act, (v) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made at such time, not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Company promptly will (i) notify the Representatives of any such event, (ii) subject to the first two sentences of Section 4(b) above, prepare and file with the Commission an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158.

(e) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Communication and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f) Before making, preparing, using, authorizing, approving or referring to any Issuer Free Writing Communication, the Company will furnish to the Representatives and counsel for the Underwriters a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Representatives reasonably object.

(g) The Company and the Guarantor will cooperate with the Underwriters in connection with the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such states in the United States as the Representatives designate and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Underwriters provided that the Company and the Guarantor will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state.

(h) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Communication or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than a free writing prospectus containing the information contained in the final term sheet; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule B hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Communication and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i) The Company consents to the use by any Underwriter of a free writing prospectus that (i) is not an “issuer free writing prospectus” as defined in Rule 433 or (ii) contains only (A) information describing the preliminary terms of the Offered Securities or their offering, (B) information that describes the final terms of the Offered Securities or their offering and that is included in the final term sheet of the Company or (C) information permitted under Rule 134 under the Securities Act; provided that each Underwriter severally covenants with the Company not to take any action without the Company’s consent which consent shall be confirmed in writing that would result in the Company being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

(j) The Company will assist the Underwriters in arranging for the Offered Securities to be eligible for clearance and settlement through DTC.

(k) During the period of two years after the Closing Date, the Company will not be, or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(l) The Company and the Guarantor will pay all expenses incidental to the performance of their obligations under this Agreement and the Indenture including (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities, the preparation and printing of this Agreement, the Registration Statement, the Offered Securities, the Indenture, the Preliminary Prospectus, any other documents comprising any part of the General Disclosure Package, the Prospectus, all amendments and supplements thereto, each item of Supplemental Marketing Material and any other document relating to the issuance, offer, sale and delivery of the Offered Securities; (iii) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities; (iv) for any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the

Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and the printing of memoranda relating thereto; (v) for any fees charged by investment rating agencies for the rating of the Offered Securities; (vi) for expenses incurred in the distribution and filing with the Commission of the Registration Statement, the Preliminary Prospectus, any other documents comprising any part of the General Disclosure Package, the Prospectus (including any amendments and supplements thereto) and any Supplemental Marketing Material to the Underwriters and (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings). The Company will reimburse the Underwriters for all travel expenses of the Underwriters and the Company’s officers and employees and any other expenses of the Underwriters and the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities.

(m) The Company will pay the registration fee for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(n) In connection with the offering, until the Representatives shall have notified the Company and the other Underwriters of the completion of the resale of the Offered Securities, except as set forth in the General Disclosure Package neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities,

(o) During the period beginning on the date hereof and ending on the Closing Date, the Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing. For the avoidance of doubt, nothing in this Section 4(o) shall prohibit the Company from entering into or consummating any securitization transactions or from incurring indebtedness under any Bank Lines, Credit Enhancement Agreements, Refinancing Indebtedness, Residual Funding Facilities or Permitted Receivables Financing or any indebtedness incurred by any Receivables Entity (in each case, as defined in the General Disclosure Package and the Prospectus).

(p) The Company will apply the net proceeds from the sale of the Offered Securities as described in each of the General Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(q) Neither the Company nor the Guarantor will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Offered Securities; provided, however, that nothing herein shall prevent or prohibit the Company’s election to redeem notes pursuant to the optional redemption provisions set forth in the applicable indenture.

5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company and the Guarantor herein, to the accuracy of the statements of officers of the Company and the Guarantor made pursuant to the provisions hereof, and to the following additional conditions precedent:

(a) The Underwriters shall have received, on the date hereof and on the Closing Date, letters dated the respective dates of delivery thereof and addressed to the Underwriters in form and substance satisfactory to the Underwriters from Deloitte & Touche LLP, independent public accountants to the Company, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, General Disclosure Package and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than three business days prior to the date hereof.

(b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which in the judgment of the Representatives is material and adverse to the Company and its subsidiaries taken as one enterprise and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any material and adverse change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Representatives, be likely to have a material adverse effect on the success of the proposed issue, sale or distribution of the Offered Securities; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

(c) The Underwriters shall have received on the Closing Date an opinion and a 10b-5 statement of Hunton & Williams LLP, counsel for the Company, dated the Closing Date and addressed to the Underwriters, to the effect set forth in Exhibit B hereto.

(d) The Underwriters shall have received on the Closing Date an opinion of Frank E. Brown III, Esq., Senior Vice President, Corporate Counsel and Secretary of the Company, dated the Closing Date and addressed to the Underwriters to the effect set forth in Exhibit C hereto.

(e) The Underwriters shall have received on the Closing Date an opinion of Katten Muchin Rosenman LLP, special securitization counsel for the Company and the Subsidiaries, dated the Closing Date, and addressed to the Underwriters to the effect set forth in Exhibit D hereto.

(f) The Underwriters shall have received on the Closing Date an opinion of Osler, Hoskin & Harcourt LLP, Canadian counsel for the Company and the Subsidiaries, dated the Closing Date, and addressed to the Underwriters to the effect set forth in Exhibit E hereto.

(g) The Underwriters shall have received on and as of the Closing Date an opinion and 10b-5 statement of Davis Polk & Wardwell LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(h) The Underwriters shall have received a certificate, dated such Closing Date, of the President, Chief Executive Officer or any Vice President of the Company and the Guarantor in which such officer, to the best of his or her knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Company and the Guarantor in this Agreement are true and correct, that the Company and the Guarantor have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date; (ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use pursuant to Rule 401(g)(2) shall have been issued and no proceeding for such purpose or pursuant to Section 8A of the Securities Act shall have been instituted or threatened and (iii) subsequent to the respective dates of the most recent financial statements in the Exchange Act Reports included in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(i) The Underwriters shall have received the letters, dated the Closing Date, of Deloitte & Touche LLP which meet the requirements of subsection (a) of this Section 5, except that (i) each reference to the Preliminary Prospectus in the letters delivered pursuant to this subsection (i) will also include a reference to the Prospectus or the General Disclosure Package and (ii) the specified date referred to in subsection (a) will be a date not more than three days prior to such Closing Date for the purposes of this subsection (i).

(j) The Prospectus, and any supplement thereto, has been filed in the manner and within the time period required by Rule 424(b); the final term sheet, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use pursuant to Rule 401(g)(2) shall have been issued and no proceeding for such purpose or pursuant to Section 8A of the Securities Act shall have been instituted or threatened.

(k) The Offered Securities shall be eligible for clearance and settlement through DTC.

(l) The Representatives shall have received on and as of a recent date relative to the Closing Date satisfactory evidence of the good standing of the Company and the Guarantor in their respective jurisdictions of organization, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(m) The Company and Guarantor shall have furnished or caused to be furnished to the Underwriters such further certificates and documents as the Underwriters or their counsel shall have reasonably requested.

(n) The Company and the Guarantor shall not have failed at or prior to the Closing Date to have performed or complied in all material respects with any of their agreements herein contained and required to be performed or complied with by them hereunder at or prior to the Closing Date.

(o) The Company and the Guarantor will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and documents as the Underwriters reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.

(p) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Offered Securities or the issuance of the Guarantee; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Offered Securities or the issuance of the Guarantee.

6. Indemnification and Contribution.

(a) The Company and the Guarantor will jointly and severally indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees and agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement for the registration of the Offered Securities as originally filed or in any amendment thereof, including information deemed to be a part thereof pursuant to Rule 430B or 430C under the Securities Act, or the omission or alleged omission to state therein a material fact necessary in order to make the statement therein not misleading or arising out of any untrue statement or alleged untrue statement of material fact contained in the General Disclosure Package or the Prospectus and any amendment or supplement thereto, and in each case including the Exchange Act Reports incorporated by reference therein, any Issuer Free Writing Communication, or any Supplemental Marketing Material, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 4(a) of this Agreement, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Guarantor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

(b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, the Guarantor and each of their directors and officers and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or any Guarantor may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Prospectus or the Prospectus, in each case as amended or supplemented, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company or any Guarantor in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Preliminary Prospectus and Prospectus furnished on behalf of each Underwriter: the first paragraph under the caption “Underwriting—Commissions and Discounts,” the third sentence of the first paragraph under the caption “Underwriting—New Issue of Notes” and the first paragraph under the caption “Underwriting—Short Positions and Stabilizing Transactions”; provided, however, that the Underwriters shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 4(a) of this Agreement.

(c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof; provided, however, that if (i) the use of counsel (including local counsel) chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party having been advised by counsel reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party in connection with the defense of such action within a reasonable time after receipt by the indemnifying party of notice of the institution of such action or (iv) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, then in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel (including local counsel) to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Underwriters in the case of subsection (a) of this Section 6 or the Company in the case of subsection (b) of this Section 6, representing the indemnified parties under such subsection (a) or (b) of this Section 6, as the case may be, who are parties to such action or actions). The indemnifying party shall not be liable for any settlement of any pending or threatened action effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Underwriters from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity, to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

(e) The obligations of the Company and the Guarantor under this Section 6 shall be in addition to any liability which the Company and the Guarantor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company or any Guarantor within the meaning of the Securities Act or the Exchange Act.

7. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on the Closing Date and the aggregate principal amount of the Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Offered Securities that the Underwriters are obligated to purchase on the Closing Date, the Representatives may make arrangements satisfactory to the

Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on the Closing Date. If any Underwriter or Underwriters so default and the aggregate principal amount of the Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Offered Securities that the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 8. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 7. Nothing herein will relieve a defaulting Underwriter from liability for its default.

8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other written statements of the Company, the Guarantor or any of their officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, the Guarantor or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 7 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company, the Guarantor and the Underwriters pursuant to Section 6 shall remain in effect and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 4 shall remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 7 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 5(b), the Company and the Guarantor will jointly and severally reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

9. Notices. All communications hereunder will be in writing and, if sent to the Underwriters will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: Debt Capital Markets Syndicate, with a copy to General Counsel (Facsimile: (212)-797-4561), with a copy to Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York, 10017, Attention: Richard A. Drucker, Esq. (Facsimile: (212)-450-5527); or, if sent to the Company or any Guarantor, will be mailed, delivered or telegraphed and confirmed to it at 801 Cherry Street Suite 3500, Fort Worth, Texas 76102, Attention: Secretary, with a copy to Hunton & Williams LLP, 1445 Ross Avenue, Suite 3700, Dallas Texas 75202, Attention: L. Steven Leshin, Esq., telecopy number: (214) 468-3599; provided, however, that any notice to an Underwriter pursuant to Section 6 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

11. Representation of Underwriters. You will act for the several Underwriters in connection with this purchase, and any action under this Agreement taken by you jointly or by the Representatives will be binding upon all the Underwriters.

12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

13. Absence of Fiduciary Relationship. The Company and the Guarantor acknowledge and agree that:

(a) the Underwriters have been retained solely to act as underwriters in connection with the underwriting, offering and resale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Guarantor on the one hand and the Representatives on the other has been created in respect of any of the transactions contemplated by this Agreement or the Preliminary Prospectus or the Prospectus, irrespective of whether the Representatives have advised or are advising the Company or the Guarantor on other matters;

(b) the purchase price of the Offered Securities set forth in this Agreement was established by the Company and the Guarantor following discussions and arms-length negotiations with the Representatives and the Company and the Guarantor are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) the Company and the Guarantor have been advised that the Representatives and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Guarantor and that the Representatives have no obligation to disclose such interests and transactions to the Company and the Guarantor by virtue of any fiduciary, advisory or agency relationship; and

(d) the Company and the Guarantor waive, to the fullest extent permitted by law, any claims they may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representatives shall have no liability (whether direct or indirect) to the Company or the Guarantor in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Guarantor, including stockholders, employees or creditors of the Company or the Guarantor.

14. Applicable Law. This Agreement, and any claim, controversy or dispute arising under or related to this Agreement, shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

15. Waiver of Jury Trial. Each the Company and the Representatives hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

The Company hereby submits to the exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with the Underwriters’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

GENERAL MOTORS FINANCIAL COMPANY, INC.

By:	/s/ Susan B. Sheffield
Name: Susan B. Sheffield
Title: Executive Vice President and Treasurer

AMERICREDIT FINANCIAL SERVICES, INC.

By:	/s/ Susan B. Sheffield
Name: Susan B. Sheffield
Title: Executive Vice President and Treasurer

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is

    hereby confirmed and accepted as of the date

    first above written.

CREDIT AGRICOLE SECURITIES (USA) INC.

DEUTSCHE BANK SECURITIES INC.

GOLDMAN, SACHS & CO.

RBC CAPITAL MARKETS, LLC

SCOTIA CAPITAL (USA) INC.

WELLS FARGO SECURITIES, LLC

Acting severally on behalf of themselves and as

the Representatives of the several Underwriters.

CREDIT AGRICOLE SECURITIES (USA) INC.		RBC CAPITAL MARKETS, LLC

By:	/s/ Mike Kendrot	By:	/s/ Scott G. Primrose
	Name: Mike Kendrot		Name: Scott G. Primrose
	Title: Head of DCM Origination, Americas		Title: Authorized Signatory

DEUTSCHE BANK SECURITIES INC.		SCOTIA CAPITAL (USA) INC.

By:	/s/ Eunice Kang	By:	/s/ Jay Taragin
	Name: Eunice Kang		Name: Jay Taragin
	Title: Director		Title: Chief Financial Officer

By:	/s/ John Han	WELLS FARGO SECURITIES, LLC
Name: John Han
Title: Director
		By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
GOLDMAN, SACHS & CO.			Title: Director

By:	/s/ Adam Greene
Name: Adam Greene
Title: Vice President

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriter	Principal Amount of Floating Rate Notes	Principal Amount of 2022 Notes	Principal Amount of 2027 Notes
Credit Agricole Securities (USA) Inc.	$70,833,000	$177,084,000	$106,250,000
Deutsche Bank Securities Inc.	$70,833,000	$177,084,000	$106,250,000
Goldman, Sachs & Co.	$70,834,000	$177,083,000	$106,250,000
RBC Capital Markets, LLC	$70,834,000	$177,083,000	$106,250,000
Scotia Capital (USA) Inc.	$70,833,000	$177,083,000	$106,250,000
Wells Fargo Securities, LLC	$70,833,000	$177,083,000	$106,250,000
CIBC World Markets Corp.	$23,333,000	$58,334,000	$35,000,000
RBS Securities Inc. (marketing name “NatWest Markets”)	$23,334,000	$58,333,000	$35,000,000
U.S. Bancorp Investments, Inc.	$23,333,000	$58,333,000	$35,000,000
Loop Capital Markets LLC	$2,500,000	$6,250,000	$3,750,000
Mischler Financial Group, Inc.	$2,500,000	$6,250,000	$3,750,000

Total	$500,000,000	$1,250,000,000	$750,000,000

A-1

SCHEDULE B

GENERAL DISTRIBUTION ISSUER FREE WRITING COMMUNICATION

1.	Term sheet containing terms of securities, substantially in the form attached hereto.

B-1

Final Term Sheet

[see attached.]

Issuer Free Writing Prospectus filed pursuant to Rule 433

supplementing the Preliminary Prospectus Supplement dated

January 11, 2017 and the Prospectus dated August 31, 2015

Registration No. 333-206678

Terms Applicable to the Notes

Issuer:	General Motors Financial Company, Inc.
Guarantor:	AmeriCredit Financial Services, Inc.
Trade Date:	January 11, 2017
Settlement Date:	January 17, 2017 (T+3)
Form of Offering:	SEC Registered (Registration No. 333-206678)

Terms applicable to

Floating Rate Senior Notes due 2022

Aggregate Principal Amount:	$500,000,000

Maturity Date:	January 14, 2022

Public Offering Price:	100.000%, plus accrued and unpaid interest, if any, from January 17, 2017

Interest Rate Basis:	Three-month LIBOR

Spread to LIBOR:	+155 bps

Interest Payment Dates:	January 14, April 14, July 14 and October 14, commencing on April 14, 2017

Interest Rate Determination:	Three-month LIBOR, determined as of two London business days prior to the settlement date or the relevant interest reset date, as applicable, plus 1.550% per annum

Interest Reset Dates:	Quarterly on January 14, April 14, July 14 and October 14, commencing on April 14, 2017

Day Count Convention:	Actual / 360

Redemption:	The notes shall not be redeemable prior to their maturity

Regular Record Dates:	15 calendar days prior to each interest payment date

Calculation Agent:	Wells Fargo Bank, N.A.

CUSIP / ISIN:	37045X BR6 / US37045XBR61

Joint Book-Running Managers:	Credit Agricole Securities (USA) Inc. Deutsche Bank Securities Inc.

Goldman, Sachs & Co. RBC Capital Markets, LLC Scotia Capital (USA) Inc. Wells Fargo Securities, LLC
Co-Managers:	CIBC World Markets Corp. RBS Securities Inc. (marketing name “NatWest Markets”) U.S. Bancorp Investments, Inc. Loop Capital Markets LLC Mischler Financial Group, Inc.

Terms applicable to

3.450% Senior Notes due 2022

Aggregate Principal Amount:	$1,250,000,000

Final Maturity Date:	January 14, 2022

Public Offering Price:	99.868%, plus accrued and unpaid interest, if any, from January 17, 2017

Benchmark Treasury:	2.000% due December 31, 2021

Benchmark Treasury Yield:	1.879%

Spread to Benchmark Treasury:	T+160 bps

Coupon:	3.450%

Yield to Maturity:	3.479%

Interest Payment Dates:	January 14 and July 14, commencing on July 14, 2017

Day Count Convention:	30 / 360

Optional Redemption:

Make-whole call at T+25 bps prior to December 14, 2021 (the date that is one month prior to the final maturity date)

Par call on or after December 14, 2021 (the date that is one month prior to the final maturity date)

CUSIP / ISIN:	37045X BS4 / US37045XBS45

Joint Book-Running Managers:	Credit Agricole Securities (USA) Inc. Deutsche Bank Securities Inc. Goldman, Sachs & Co. RBC Capital Markets, LLC Scotia Capital (USA) Inc. Wells Fargo Securities, LLC
Co-Managers:	CIBC World Markets Corp. RBS Securities Inc. (marketing name “NatWest Markets”) U.S. Bancorp Investments, Inc. Loop Capital Markets LLC Mischler Financial Group, Inc.

Terms applicable to

4.350% Senior Notes due 2027

Aggregate Principal Amount:	$750,000,000

Final Maturity Date:	January 17, 2027

Public Offering Price:	99.855%, plus accrued and unpaid interest, if any, from January 17, 2017

Benchmark Treasury:	2.000% due November 15, 2026

Benchmark Treasury Yield:	2.368%

Spread to Benchmark Treasury:	T+200 bps

Coupon:	4.350%

Yield to Maturity:	4.368%

Interest Payment Dates:	January 17 and July 17, commencing on July 17, 2017

Day Count Convention:	30 / 360

Optional Redemption:

Make-whole call at T+30 bps prior to October 17, 2026 (the date that is three months prior to the final maturity date)

Par call on or after October 17, 2026 (the date that is three months prior to the final maturity date)

CUSIP / ISIN:	37045X BT2 / US37045XBT28

Joint Book-Running Managers:	Credit Agricole Securities (USA) Inc. Deutsche Bank Securities Inc. Goldman, Sachs & Co. RBC Capital Markets, LLC Scotia Capital (USA) Inc. Wells Fargo Securities, LLC
Co-Managers:	CIBC World Markets Corp. RBS Securities Inc. (marketing name “NatWest Markets”) U.S. Bancorp Investments, Inc. Loop Capital Markets LLC Mischler Financial Group, Inc.

Changes to the Preliminary Prospectus Supplement

On page S-25 of the Preliminary Prospectus Supplement (the “Preliminary Prospectus Supplement”), dated January 11, 2017 and filed with the Securities and Exchange Commission (the “SEC”) on January 11, 2017, the section titled “Description of the Notes—Optional Redemption” was amended to delete the following sentence:

“For the avoidance of doubt and notwithstanding any provision of the Indenture or the 2022 Notes and the 2027 Notes, (x) the holders of the 2022 Notes and the 2027 Notes shall not be entitled to specific performance of the optional redemption provisions described in this section, and no Make-Whole Premium will be due or available as a remedy, in each case in connection with (1) any Default or Event of Default under the Indenture or (2) any acceleration of all, or any portion, of the 2022 Notes or the 2027 Notes, as applicable (other than an acceleration in respect of an Event of Default for failing to pay the “make-whole” redemption price when due following our voluntary election, if any, to redeem the 2022 Notes or the 2027 Notes, as applicable, pursuant to the optional redemption provisions described in this section, to the extent any Make-Whole Premium is due in connection therewith), and (y) the requirement to pay any Make-Whole Premium shall only arise in connection with our voluntary election, if any, to redeem the 2022 Notes or the 2027 Notes, as applicable, pursuant to the optional redemption provisions described in this section, and not in connection with any other payment, distribution, satisfaction or other recovery in respect of the 2022 Notes or the 2027 Notes, as applicable, or in connection with any refinancing of the 2022 Notes or the 2027 Notes, as applicable, following an Event of Default upon certain events of bankruptcy or insolvency set forth in the Indenture.”

On page S-26 of the Preliminary Prospectus Supplement, the section titled “Description of the Notes—Events of Default and Remedies” was amended to delete the following sentence:

“For the avoidance of doubt and notwithstanding any provision of the Indenture or the 2022 Notes and the 2027 Notes, and as more fully described above in “— Optional Redemption,” the holders of the 2022 Notes and the 2027 Notes shall not be entitled to specific performance of the optional redemption provisions described in such section, and no Make-Whole Premium will be due or available as a remedy, in connection with any Default or Event of Default under the Indenture.”

The Issuer has filed a registration statement (including the Preliminary Prospectus Supplement and an accompanying prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents that the Issuer has filed with the SEC, including the Preliminary Prospectus Supplement, for more complete information about the Issuer and this offering. You may get these documents for free by visiting the SEC website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the Preliminary Prospectus Supplement and the accompanying prospectus if you request it by contacting: Credit Agricole Securities (USA) Inc., 1301 Avenue of the Americas, 17th Floor, New York, New York 10019, Attention: Fixed Income Syndicate, telephone: 1-866-807-6030; Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: Prospectus Group, telephone: (800) 503-4611, e-mail: prospectus.CPDG@db.com; Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Prospectus Department, telephone: (866) 471-2526, email: prospectus-ny@ny.email.gs.com; RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, New York 10281, Attention: Transaction Management, telephone: (866) 375-6829, fax: (212) 658-6137, e-mail: rbcnyfixedincomeprospectus@rbccm.com; Scotia Capital (USA) Inc., 250 Vesey Street, New York, New York 10281, Attention: Debt Capital Markets, telephone: (800) 372-3930; and Wells Fargo Securities, LLC, 608 2nd Avenue South, Suite 1000, Minneapolis, Minnesota 55402, Attention: WFS Customer Service, telephone: (800) 645-3751, e-mail: wfscustomerservice@wellsfargo.com.

Exhibit A

Subsidiaries

AmeriCredit Financial Services, Inc.

ACF Investment Corp.

GMF International LLC

GMF Global Assignment LLC

GM Financial Consumer Discount Company

AmeriCredit Consumer Loan Company, Inc.

APGO Trust

ACAR Leasing Ltd.

AFS SenSub Corp.

AmeriCredit Funding Corp. XI

AmeriCredit Syndicated Warehouse Trust

GMF Funding Corp.

GMF Leasing LLC

GMF Leasing Warehouse Trust

GMF Leasing Warehouse Trust 2016-A

GMF Leasing Warehouse Trust 2016-B

GMF Wholesale Receivables LLC

GMF Floorplan Owner Revolving Trust

General Motors Financial of Canada, Ltd.

GM Financial Canada Leasing Ltd.

AmeriCredit Automobile Receivables Trust 2012-4

AmeriCredit Automobile Receivables Trust 2012-5

AmeriCredit Automobile Receivables Trust 2013-1

AmeriCredit Automobile Receivables Trust 2013-2

AmeriCredit Automobile Receivables Trust 2013-3

AmeriCredit Automobile Receivables Trust 2013-4

AmeriCredit Automobile Receivables Trust 2013-5

AmeriCredit Automobile Receivables Trust 2014-1

AmeriCredit Automobile Receivables Trust 2014-2

AmeriCredit Automobile Receivables Trust 2014-3

AmeriCredit Automobile Receivables Trust 2014-4

AmeriCredit Automobile Receivables Trust 2015-1

AmeriCredit Automobile Receivables Trust 2015-2

AmeriCredit Automobile Receivables Trust 2015-3

AmeriCredit Automobile Receivables Trust 2015-4

AmeriCredit Automobile Receivables Trust 2015-5

AmeriCredit Automobile Receivables Trust 2016-1

AmeriCredit Automobile Receivables Trust 2016-2

AmeriCredit Automobile Receivables Trust 2016-3

AmeriCredit Automobile Receivables Trust 2016-4

GM Financial Automobile Receivables Trust 2014-PP1

GM Financial Automobile Leasing Trust 2014-PP1

GM Financial Automobile Leasing Trust 2015-PP1

GM Financial Automobile Leasing Trust 2015-PP2

GM Financial Automobile Leasing Trust 2015-PP3

GM Financial Automobile Leasing Trust 2015-PP4

GM Financial Automobile Leasing Trust 2015-PP5

GM Financial Automobile Leasing Trust 2016-PP1

GM Financial Automobile Leasing Trust 2016-PP2

GM Financial Automobile Leasing Trust 2016-PP3

GM Financial Automobile Leasing Trust 2016-PP4

GM Financial Automobile Leasing Trust 2016-PP5

GM Financial Automobile Leasing Trust 2016-PP6

GM Financial Automobile Leasing Trust 2016-PP7

GM Financial Automobile Leasing Trust 2014-2

GM Financial Automobile Leasing Trust 2015-1

GM Financial Automobile Leasing Trust 2015-2

GM Financial Automobile Leasing Trust 2015-3

GM Financial Automobile Leasing Trust 2016-1

GM Financial Automobile Leasing Trust 2016-2

GM Financial Automobile Leasing Trust 2016-3

GMF Prime Automobile Trust 2015-PP1

GMF Prime Automobile Trust 2016-PP1

GMF Prime Automobile Trust 2016-PP2

GMF Prime Automobile Trust 2016-PP3

GMF Prime Automobile Warehouse Trust I

GMF Prime Automobile Warehouse Trust II

GMF Prime Automobile Warehouse Trust III

GMF Prime Automobile Warehouse Trust IV

GMF Prime Automobile Warehouse Trust V

GMF Prime Automobile Warehouse Trust VI

GMF Prime Automobile Warehouse Trust VII

GMF Prime Automobile Warehouse Trust VIII

GMF Prime Automobile Warehouse Trust IX

GMF Prime Automobile Warehouse Trust X

GM Financial Mexico Holdings LLC

GM Financial de Mexico, S.A. de C.V. Sociedad Financiera de Objeto Múltiple, Entidad No Regulada

Servicios GMAC, S.A. de C.V.

General Motors Financial Chile S.A.

General Motors Financial Chile Limitada

GM Financial Colombia Holdings LLC

GM Financial Colombia S.A. Compañía de Financiamiento

GMAC Servicios S.A.S.

General Motors Investments Participações Ltda.

GMAC Prestadora de Serviços de Mão de Obra Ltda.

Banco GMAC S.A.

GMACI Corretora de Seguros Ltda.

GMAC Administradora de Consórcios Ltda.

GM Financial del Peru S.A.C.

GMAC Holdings UK Limited

GMAC UK plc

General Motors Financial Suisse SA

GM Financial AB

General Motors Financial International B.V.

GMAC Lease B.V.

GMAC Nederland N.V.

GMAC Continental Corporation

General Motors Financial Italia SpA

GMAC Banque S.A.

GMF Europe Holdco Limited

GM Financial Insurance Services GmbH

GMF Europe LLP

General Motors Financial UK Limited

Saab Finance Limited